UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2013

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35511	45-5011014
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director

On April 8, 2013, Marcel Herrmann Telles, a member of the Board of Directors (the “Board”) of Burger King Worldwide, Inc. (the “Company”) and the Compensation Committee of the Board (the “Compensation Committee”), advised the Company of his decision to resign from the Board, effective June 30, 2013. The Board determined that his service would be terminated effective on such date. Mr. Telles has served on the Board since June 2012 and has served on the Board of Directors of Burger King Holdings, Inc., a wholly-owned indirect subsidiary of the Company, since November 2010.

(b)	Resignation of Principal Executive Officer

On April 8, 2013, Bernardo Hees, Chief Executive Officer of the Company and a member of the Board and the Executive Committee of the Board (the “Executive Committee”), advised the Company of his decision to resign as Chief Executive Officer to accept a position as Chief Executive Officer of H.J. Heinz Company, effective upon the earlier to occur of July 1, 2013 and the completion of the acquisition of H.J. Heinz Company by an investment consortium comprised of Berkshire Hathaway and an investment fund affiliated with 3G Capital Partners, Ltd. Upon his resignation as Chief Executive Officer, Mr. Hees will remain on the Board as Vice Chairman and as a member of the Executive Committee.

(c)	Appointment of New Principal Executive Officer and New Principal Operating Officer

On April 8, 2013, the Board appointed Daniel S. Schwartz as the Chief Executive Officer of the Company, effective upon the resignation of Bernardo Hees. Mr. Schwartz, 32, has served as Executive Vice President and Chief Financial Officer of the Company since January 1, 2011. Prior thereto, he served as Executive Vice President and Deputy Chief Financial Officer from November 2010 until December 2010. Biographical information about Mr. Schwartz is set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2013 and incorporated herein by reference.

Also on April 8, 2013, the Board appointed Mr. Schwartz as the Chief Operating Officer of the Company, effective April 11, 2013, to serve in such capacity until his appointment as Chief Executive Officer becomes effective.

In connection with his promotion to Chief Executive Officer, on April 8, 2013, the Board approved an increase in Mr. Schwartz’s annual base salary from $500,000 to $700,000, effective as of the first day of the payroll period following his appointment as CEO, and an increase in his target annual cash bonus opportunity from 170% to 200% of his base salary, effective as of the date of such appointment.

Mr. Schwartz is a director of 3G Capital Partners, Ltd., an investment firm with its principal office located in New York City (“3G Capital”). 3G Capital is an affiliate of 3G Special Situations Fund II, L.P., which owns 70.5% of the Company.

There are no family relationships between Mr. Schwartz and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Schwartz that are reportable pursuant to Item 404(a) of Regulation S-K.

(c)	Appointment of New Chief Financial Officer

On April 8, 2013, the Board appointed Joshua Kobza to the position of Executive Vice President and Chief Financial Officer, effective April 11, 2013. Mr. Kobza joined the Company in June 2012 as Director, Investor Relations, and was promoted to Senior Vice President, Global Finance in December

2012. From January 2011 until June 2012, Mr. Kobza, 26, worked at SIP Capital, a São Paulo based private investment firm, where he evaluated investments across a number of industries and geographies. From July 2008 until December 2010, Mr. Kobza served as an analyst in the corporate private equity area of the Blackstone Group in New York City.

Mr. Kobza will receive an annual base salary of $350,000. His target annual cash bonus opportunity is 120% of his base salary, as determined under the annual bonus plan maintained by the Company. If the Company does not achieve the threshold performance goals established by the Compensation Committee of the Board for a fiscal year, and Mr. Kobza does not achieve his individual performance objectives at the threshold level, Mr. Kobza will not be entitled to receive an annual bonus for such fiscal year. In addition, on March 1, 2013, the Company granted to Mr. Kobza options to purchase 200,000 shares of the Company’s common stock at an exercise price of $18.25 per share. These options will cliff vest on March 1, 2018.

Mr. Kobza will enter into an agreement with the Company pursuant to which he will agree to maintain the confidentiality of the Company’s information and not to compete with the Company or solicit the Company’s employees or franchisees during his employment and for one year after termination of employment.

There are no family relationships between Mr. Kobza and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Kobza that are reportable pursuant to Item 404(a) of Regulation S-K.

On April 11, 2013, the Company issued a press release which reports changes to senior management. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Election of Director

On April 8, 2012, the Board elected Roberto Thompson as a new director, effective July 1, 2013. Mr. Thompson will be entitled to receive the standard compensation provided to the Company’s non-management directors as described in the Company’s definitive proxy statement filed with the SEC on April 2, 2013.

From 1986 to 1992, Mr. Thompson worked in the corporate finance department of Banco Garantia, Brazil’s largest investment bank. From 1993 to 2004, he was a founder and managing partner of GP Investimentos, the largest private equity group in Brazil, and a member of its board of directors until 2010. Mr. Thompson has also served as a member of the boards of directors of Anheuser-Busch InBev since 2004, AmBev S.A., a Brazilian brewing company, since 1999, Lojas Americanas, a retail chain operator based in Brazil, since 2001 and São Carlos Empreendimentos e Participações S.A., a leading commercial real estate investment and management company in Brazil, since 2009. Mr. Thompson is one of the founding Partners of 3G Capital and continues to serve as a board member.

There are no arrangements or understandings between Mr. Thompson and any other persons pursuant to which Mr. Thompson was selected as a director, and the Company has not entered into any transactions with Mr. Thompson that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On April 11, 2013, the Company issued a press release which reports preliminary first quarter 2013 results. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On April 10, 2013, the Board authorized the repurchase of up to $200 million of the Company’s common stock at any time and from time to time prior to May 31, 2016 (the “Repurchase Plan”). The share repurchases may be made from time to time at management’s discretion in the open market in compliance with applicable securities laws and other legal requirements and are subject to market conditions, share price, the terms of the Company’s credit facility and other factors. The Repurchase Plan may be suspended or discontinued at any time. Shares of common stock repurchased under the Repurchase Plan will be deposited into treasury and retained for possible future use. Also on April 10, 2013, the Board declared a quarterly dividend of $0.06 per share of common stock. The dividend is payable on May 15, 2013 to shareholders of record at the close of business on May 1, 2013.

Information relating to the Repurchase Plan and the quarterly dividend is included in the press release attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1        Press Release

Exhibit 99.2        Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By: /s/ Jill Granat
Jill Granat
General Counsel and Secretary

Date: April 11, 2013